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About IREN ● ● ● ● ● Contacts

Assumptions and Notes

Forward-Looking Statements

Consolidated Balance Sheet

Consolidated Statement of Operations 1) For further detail, see our consolidated financial statements for the year ended June 30, 2025, included in our Form 10-K filed with the SEC on August 28, 2025

1) For further detail, see our consolidated financial statements for the year ended June 30, 2025, included in our Form 10-K filed with the SEC on August 28, 2025

Consolidated Statement of Cashflows

Non-GAAP metric reconciliation

# IREN Reports Full Year FY25 Results

*Record Earnings and Profitability*

*Expansion to 10.9k GPUs & $200-250m AI Cloud Annualized Revenue by Dec 2025[1]*

*GPU Financing & NVIDIA Preferred Partner Status Secured*

*New Liquid-Cooled GB300 NVL72 Deployments*

NEW YORK, August 28, 2025 (GLOBE NEWSWIRE) – IREN Limited (NASDAQ: IREN) ("IREN" or "the Company") today reported its financial results for the full fiscal year ended June 30, 2025.

**Highlights**

- Q4 FY25 revenue of $187.3m, net income of $176.9m, Adj. EBITDA of $121.9m[2], and EBITDA of $241.4m[2]
- Approaching $1.25bn total annualized revenue with scope for further growth ahead[3]
  - >$1bn annualized revenue from Bitcoin mining under current mining economics[4]
  - $200-250m annualized revenue from AI Cloud at 10.9k NVIDIA GPUs by Dec 2025[1]
- Capacity to deploy >60,000 NVIDIA Blackwell GPUs across existing British Columbia data centers, and >19,000 GB300s at Horizon 1[5]
- Secured a second round of GPU financing for 100% of hardware purchase price, with further financing workstreams underway
- Secured NVIDIA Preferred Partner status

**FY25 Financial & Operating Results**

- Record results:
  - Total revenue increased to record $501.0 million (+168% vs. FY24 $187.2m)
  - Net income increased to record $86.9m (FY24 net loss of $28.9m)
  - Adj. EBITDA increased to record $269.7m (+395% vs. FY24 $54.4m)[2]
  - EBITDA increased to record $278.2m (+1,344% vs. FY24 $19.3m)[2]
- Operational execution:
  - Contracted grid-connected power increased to 2,910MW (+35%)
  - Operating data center capacity increased to 810MW (+212%)
  - Bitcoin mining capacity increased to 50 EH/s (+400%)
  - AI Cloud capacity increased to 1.9k NVIDIA GPUs (+132%)

**Project Update**

*British Columbia (160MW)*

- Continued transition from ASICs for Bitcoin mining to GPUs for AI Cloud
- Construction underway for new liquid-cooled data center at Prince George for NVIDIA GB300 NVL72 systems, with capacity to support >4.5k GB300 GPUs[6]
- Back-up generators and UPS systems to be installed for all GPUs

*Childress (750MW)*

- Horizon 1 (50MW IT Load) liquid-cooled AI data center on track for Q4 2025
- Horizon 2 (50MW IT Load) liquid-cooled AI data center site works and procurement underway

*Sweetwater Hub (2GW)*

- Sweetwater 1 (1,400MW) construction progressing to April 2026 energization target
- Sweetwater 2 (600MW) energization targeting late 2027

**Management Commentary**

"FY25 was a breakout year financially and operationally, with record results that included strong net income and more than 10x EBITDA growth," said Daniel Roberts, Co-Founder and Co-CEO of IREN.

"We expanded our contracted, grid-connected power to nearly 3GW, more than tripled operating data center capacity to 810MW, and completed our 50 EH/s expansion – all while laying the foundation for rapid growth in our AI Cloud business to more than 10,000 NVIDIA GPUs.

Looking ahead, our vertical integration uniquely positions us to deliver across the entire AI infrastructure stack - from powered shells to turnkey colocation to fully managed cloud services - and we are advancing a range of additional commercial opportunities while executing on near-term growth."

**FY25 Results Webcast & Conference Call**

IREN will host its FY25 Result webcast and conference call at the following time:

| | | |
|---|---|---|
| **Time & Date:** | 5:00 p.m. Eastern Time, Thursday, August 28, 2025 | |
| | **Participant** | **Registration Link** |
| | Live Webcast | Use this link |
| | Phone Dial-In with Live Q&A | Use this link |

A replay of the webcast and the accompanying presentation will be accessible shortly after the event at *https://iren.com/investors/events*

## About IREN

IREN is a leading developer, owner and operator of next-generation data centers powering the future of Bitcoin, AI and beyond utilizing 100% renewable energy including through the purchase of RECs. Strategically located in renewable-rich, fiber-connected regions across the U.S. and Canada, IREN's large-scale, grid-connected facilities are purpose-built for the next generation of power-dense computing applications.

- Power & Land Portfolio: 2,910MW of grid-connected power secured across >2,000 acres in the U.S. and Canada, with an additional multi-gigawatt development pipeline.
- Next-Generation Data Centers: 810MW of operating data centers underpinning three verticals: Bitcoin Mining, AI Cloud Services and AI Data Centers.
- Bitcoin Mining: one of the world's largest and lowest-cost Bitcoin producers with 50 EH/s of installed self-mining capacity.
- AI Cloud Services: delivering high performance cloud compute to AI customers with next-generation NVIDIA GPUs.
- AI Data Centers: end-to-end design, construction and operation of data center infrastructure tailored for AI workloads.

## Contacts

**Media**

Megan Boles
Aircover Communications
+1 562 537 7131
megan.boles@aircoverpr.com

Jon Snowball
Sodali & Co
+61 477 946 068
+61 423 136 761

**Investors**

Mike Power
IREN
mike.power@iren.com



To keep updated on IREN's news releases and SEC filings, please subscribe to email alerts at *https://iren.com/investor/ir-resources/email-alerts*.

## Assumptions and Notes

1. AI Cloud annualized revenue is presented as an illustrative measure of potential revenue based on a 10.9k GPU deployment. It is not fully contracted, there can be no assurance that it will be achieved, and actual revenue may differ materially. Assumes on time delivery and commissioning of GPUs.
2. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to page 11 for a reconciliation to the nearest comparable GAAP financial measure.
3. Total annualized revenue is presented as an illustrative measure of potential annualized AI Cloud revenue and Bitcoin mining as described in footnote 1 and 3.
4. Bitcoin Mining annualized revenue is presented as an illustrative measure of potential revenue of 50EH/s mining capacity based on the following assumptions: Bitcoin price of $115k, network hashrate of 928 EH/s, block reward of 3.125 Bitcoin and transaction fees of 0.1 Bitcoin per block. Source: CoinWarz Bitcoin Mining Calculator. Illustrative calculations and inputs assume hardware operates at 100% uptime.
5. Reflects internal estimate of capacity. >60,000 Blackwell GPUs based on available power capacity at British Columbia sites (160MW) and NVIDIA B200 reference architecture. >19,000 GB300s based on available power capacity at Horizon 1 (50MW IT load) and NVIDIA GB300 reference architecture.
6. Reflects internal estimate of capacity based on 10MW (IT load) power capacity at Prince George liquid-cooled data center.

## Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as "anticipate," "expect," "suggests," "plan," "believe," "intend," "estimates," "targets," "projects," "should," "potential," "could," "would," "may," "will," "forecast," and other similar expressions Forward-looking statements may also be made, verbally or in writing, by members of our Board or management team. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this press release.

We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: Bitcoin price and foreign currency exchange rate fluctuations; our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans; the terms of any future financing or any refinancing, restructuring or modification to the terms of any future financing, which could require us to comply with onerous covenants or restrictions, and our ability to service our debt obligations, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations; our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites, design and deploy direct-to-chip liquid cooling systems, and diversify and expand into the market for high-performance computing ("HPC") solutions (including the market for AI Cloud Services and potential colocation services such as powered shell, build-to-suit and turnkey data centers ("Colocation Services") (collectively "HPC and AI services")); our limited experience with respect to new markets we have entered or may seek to enter, including the market for HPC and AI services); our ability to remain competitive in dynamic and rapidly evolving industries; expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network; expectations with respect to the useful life and obsolescence of hardware (including hardware for Bitcoin mining and any current or future HPC and AI services we offer); delays, increases in costs or reductions in the supply of equipment used in our operations including as a result of tariffs and duties, and certain equipment being in high demand due to global supply chain constraints; expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any current and future HPC and AI services we offer; our ability to secure and retain customers on commercially reasonable terms or at all, particularly as it relates to our strategy to expand into markets for HPC and AI services; our ability to establish and maintain a customer base for our HPC and AI services business and customer concentration; our ability to manage counterparty risk (including credit risk) associated with any current or future customers, including customers of our HPC and AI services and other counterparties; the risk that any current or future customers, including customers of our HPC and AI services or other counterparties, may terminate, default on or underperform their contractual obligations; changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions; Bitcoin global hashrate fluctuations; our ability to secure renewable energy, renewable energy certificates, power capacity, facilities and sites on commercially reasonable terms or at all; delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects; our reliance on power and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties; expectations regarding availability and pricing of electricity; our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators; the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us; any variance between the actual operating performance of our miner hardware achieved compared to the nameplate performance including hashrate; electricity market risks relating to changes in regulations and requirements of market operators and regulatory bodies, including with respect to grid stability, interconnection and curtailment obligations; our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices; actions undertaken by electricity network and market operators, regulators, governments or communities in the regions in which we operate; the availability, suitability, reliability and cost of internet connections at our facilities; our ability to secure additional hardware, including hardware for Bitcoin mining and any current or future HPC and AI services we offer, on commercially reasonable terms or at all, and any delays or reductions in the supply of such hardware or increases in the cost of procuring such hardware; our ability to operate in an evolving regulatory environment; our ability to successfully operate and maintain our property and infrastructure; reliability and performance of our infrastructure compared to expectations; malicious attacks on our property, infrastructure or IT systems; our ability to maintain

in good standing the operating and other permits and licenses required for our operations and business; our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information; any intellectual property infringement and product liability claims; whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all; any pending or future acquisitions, dispositions, joint ventures or other strategic transactions; the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities; damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures; ongoing proceedings relating to the default under certain equipment financing facilities, ongoing securities litigation, and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom]; our failure to comply with any laws including the anti-corruption laws of the United States and various international jurisdictions; any failure of our compliance and risk management methods; any laws, regulations and ethical standards that may relate to our business, including those that relate to Bitcoin and the Bitcoin mining industry and those that relate to any other services we offer, including laws and regulations related to data privacy, cybersecurity and the storage, use or processing of information and consumer laws; our ability to attract, motivate and retain senior management and qualified employees; increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things; climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations; public health crises, including an outbreak of an infectious disease and any governmental or industry measures taken in response; damage to our brand and reputation; evolving stakeholder expectations and requirements relating to environmental, social or governance ("ESG") issues or reporting, including actual or perceived failure to comply with such expectations and requirements; that we do not currently pay any cash dividends on our Ordinary shares, and may not in the foreseeable future and, accordingly, your ability to achieve a return on your investment in our Ordinary shares will depend on appreciation, if any, in the price of our Ordinary shares; and other important factors discussed under the caption "Risk Factors" in IREN's annual report on Form 10-K filed with the SEC on August 28, 2024 as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investor Relations section of IREN's website at https:// investors.iren.com.

These and other important factors could cause actual results to differ materially by the forward-looking statements made in this press release. Any forward-looking statement that IREN makes in this press release speaks only as of the date of such statement. Except as required by law, IREN disclaims any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

***Non-GAAP Financial Measures***

This press release refers to certain measures that are not recognized under GAAP and do not have a standardized meaning prescribed by GAAP. IREN uses non-GAAP measures including "Net power price" , "EBITDA", "Adjusted EBITDA," "Adjusted EBITDA margin," "Total net electricity costs", "Net electricity costs – Bitcoin Mining" and "Net electricity costs per Bitcoin mined" (each as defined below) as additional information to complement GAAP measures by providing further understanding of the Company's operations from management's perspective.

EBITDA is defined as net income (loss), excluding finance expense, interest income, depreciation and amortization, and income tax (provision) benefit, which are important components of our net income (loss). Further, "Adjusted EBITDA" also excludes stock based compensation, foreign exchange gain (loss), impairment of assets, certain other non-recurring income, gain (loss) on disposal of property, plant and equipment, gain (loss) on disposal of subsidiaries, unrealized gain (loss) on financial instruments, gain on partial extinguishment of financial liabilities and certain other expense items. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by revenue. "Total net electricity costs" is defined as the sum of electricity charges, demand response program income, demand response program fees, realized gain (loss) on financial asset excluding a one-off liquidation payment incurred in August 2024 resulting from the transition to spot pricing at the Childress site and the reversal of unrealized loss recorded on fixed price contracted amounts outstanding at June 30, 2024. "Net electricity costs per Bitcoin mined" is defined as Total net electricity costs less net electricity costs attributable to AI Cloud Services, divided by the total Bitcoin mined for the relevant fiscal period.

The reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are shown in the Appendix hereto.

# Consolidated Balance Sheet

| US$m[1] | As at 30 June 2025 | As at 30 June 2024 |
|---|---|---|
| **Assets** | | |
| Cash and cash equivalents | 564.5 | 404.6 |
| Accounts receivable, net | 1.6 | 0.2 |
| Deposits and prepaid expenses | 45.9 | 11.9 |
| Derivative assets | 5.8 | - |
| Financial assets | - | 6.5 |
| Income taxes receivable | 2.6 | - |
| Other receivables | 20.8 | 29.2 |
| **Total current assets** | **641.2** | **452.4** |
| Property, plant and equipment, net | 1,930.6 | 441.4 |
| Operating lease right-of-use asset, net | 1.5 | 1.3 |
| Deposits and prepaid expenses | 32.9 | 257.3 |
| Financial assets | 211.6 | - |
| Derivative assets | 122.1 | - |
| Other non-current assets | 0.5 | 0.4 |
| **Total non-current assets** | **2,299.1** | **700.4** |
| **Total assets** | **2,940.3** | **1,152.8** |
| **Liabilities** | | |
| Accounts payable and accrued expenses | 144.1 | 45.5 |
| Operating lease liability, current portion | 0.4 | 0.3 |
| Income taxes payable | - | 1.4 |
| Deferred revenue | 0.9 | 2.6 |
| Other liabilities, current portion | 3.9 | 1.3 |
| **Total current liabilities** | **149.3** | **51.1** |
| Operating lease liability, less current portion | 1.1 | 1.0 |
| Convertible notes payable | 962.8 | - |
| Deferred tax liabilities | 8.0 | 3.1 |
| Income taxes payable, less current portion | 1.5 | - |
| Other liabilities, less current portion | 0.2 | 0.1 |
| **Total non-current liabilities** | **973.5** | **4.3** |
| **Total liabilities** | **1,122.8** | **55.3** |
| Stockholders' equity | 1,817.5 | 1,097.5 |
| **Total stockholders' equity** | **1,817.5** | **1,097.5** |
| **Total liabilities and stockholders' equity** | **2,940.3** | **1,152.8** |

1) For further detail, see our consolidated financial statements for the year ended June 30, 2025, included in our Form 10-K filed with the SEC on August 28, 2025

# Consolidated Statement of Operations

| US$m[1] | Year ended June 30, 2025 | Year ended June 30, 2024 |
|---|---|---|
| **Revenue** | | |
| Bitcoin Mining Revenue | 484.6 | 184.1 |
| AI Cloud Services Revenue | 16.4 | 3.1 |
| **Total Revenue** | **501.0** | **187.2** |
| **Cost of revenue (exclusive of depreciation and amortization)** | | |
| Bitcoin Mining | (157.7) | (86.7) |
| AI Cloud Services | (1.3) | (0.4) |
| **Total cost of revenue** | **(159.0)** | **(87.1)** |
| **Operating (expenses) income** | | |
| Selling, general and administrative expenses | (136.5) | (70.4) |
| Depreciation and amortization | (181.1) | (50.5) |
| Impairment of assets | (7.2) | - |
| Gain (loss) on disposal of property, plant and equipment | 4.0 | 0.0 |
| Other operating expenses | (13.3) | (8.1) |
| Other operating income | 9.4 | 1.6 |
| **Total operating (expenses) income** | **(324.7)** | **(127.4)** |
| **Operating (loss) income** | **17.3** | **(27.2)** |
| **Other (expense) income:** | | |
| Finance expense | (11.0) | (0.1) |
| Interest income | 7.5 | 5.8 |
| Increase (decrease) in fair value of assets held for sale | (2.2) | - |
| Realized gain (loss) on financial assets | (4.2) | 4.1 |
| Unrealized gain (loss) on financial instruments | 77.5 | (3.4) |
| Gain on partial extinguishment of financial liabilities | 9.1 | - |
| Foreign exchange gain (loss) | (1.3) | (4.7) |
| Other non-operating income | 0.8 | 0.1 |
| **Total other (expense) income** | **76.2** | **1.8** |
| **Income (loss) before taxes** | **93.5** | **(25.5)** |
| Income tax (provision) benefit | (6.6) | (3.5) |
| **Net income (loss)** | **86.9** | **(28.9)** |

1) For further detail, see our consolidated financial statements for the year ended June 30, 2025, included in our Form 10-K filed with the SEC on August 28, 2025

| US$m[1] | Year ended 30-Jun-25 | Quarter ended 30-Jun-25 | Quarter ended 31-Mar-25 | Quarter ended 31-Dec-24 | Quarter ended 30-Sep-24 |
|---|---|---|---|---|---|
| **Revenue** | | | | | |
| Bitcoin Mining Revenue | 484.6 | 180.3 | 141.2 | 113.5 | 49.6 |
| AI Cloud Services Revenue | 16.4 | 7.0 | 3.6 | 2.7 | 3.2 |
| **Total Revenue** | **501.0** | **187.3** | **144.8** | **116.1** | **52.8** |
| **Cost of revenue (exclusive of depreciation and amortization)** | | | | | |
| Bitcoin Mining | (157.7) | (52.4) | (41.6) | (32.0) | (31.6) |
| AI Cloud Services | (1.3) | (0.5) | (0.3) | (0.3) | (0.2) |
| **Total cost of revenue** | **(159.0)** | **(52.9)** | **(42.0)** | **(32.3)** | **(31.9)** |
| **Operating (expenses) income** | | | | | |
| Selling, general and administrative expenses | (136.5) | (53.3) | (29.1) | (28.9) | (25.2) |
| Depreciation and amortization | (181.1) | (63.8) | (47.3) | (36.1) | (33.9) |
| Impairment of assets | (7.2) | 2.4 | (0.1) | - | (9.5) |
| Gain (loss) on disposal of property, plant and equipment | 4.0 | 2.3 | 1.5 | (0.7) | 0.8 |
| Other operating expenses | (13.3) | (3.0) | (1.9) | (4.0) | (4.4) |
| Other operating income | 9.4 | 1.6 | 3.1 | 3.1 | 1.6 |
| **Total operating (expenses) income** | **(324.7)** | **(113.8)** | **(73.8)** | **(66.5)** | **(70.6)** |
| **Operating (loss) income** | **17.3** | **20.6** | **29.1** | **17.3** | **(49.7)** |
| **Other (expense) income:** | | | | | |
| Finance expense | (11.0) | (5.2) | (4.1) | (1.7) | 0.0 |
| Interest income | 7.5 | 1.7 | 1.9 | 1.6 | 2.3 |
| Increase (decrease) in fair value of assets held for sale | (2.2) | (2.7) | - | 0.5 | - |
| Realized gain (loss) on financial assets | (4.2) | - | - | - | (4.2) |
| Unrealized gain (loss) on financial instruments | 77.5 | 147.7 | (37.9) | (32.3) | - |
| Gain on partial extinguishment of financial liabilities | 9.1 | 9.1 | - | - | - |
| Foreign exchange gain (loss) | (1.3) | 2.4 | (0.3) | (4.6) | 1.2 |
| Other non-operating income | 0.8 | 0.5 | - | 0.3 | 0.0 |
| **Total other (expense) income** | **76.2** | **153.5** | **(40.4)** | **(36.2)** | **(0.8)** |
| **Income (loss) before taxes** | **93.5** | **174.1** | **(11.3)** | **(18.9)** | **(50.4)** |
| Income tax (provision) benefit | (6.6) | 2.8 | (5.0) | (3.0) | (1.3) |
| **Net income (loss)** | **86.9** | **176.9** | **(16.3)** | **(21.9)** | **(51.7)** |

1) For further detail, see our consolidated financial statements for the year ended June 30, 2025, included in our Form 10-K filed with the SEC on August 28, 2025

# Consolidated Statement of Cashflows

| US$m | Year ended June 30, 2025 | Year ended June 30, 2024 |
|---|---|---|
| **Operating activities** | | |
| Net income (loss) | 86.9 | (28.9) |
| **Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:** | | |
| Depreciation and amortization | 181.1 | 50.5 |
| Impairment of assets | 7.2 | - |
| Change in fair value of assets held for sale | 2.2 | - |
| Other non-operating income | - | (0.1) |
| Realized (gain) loss on financial asset | 4.2 | (4.1) |
| Unrealized (gain) loss on financial instrument | (77.5) | 3.4 |
| Other (income) expense | 11.8 | - |
| Other finance expense | 0.6 | - |
| (Gain) loss on disposal of property, plant and equipment | (4.0) | (0.0) |
| Foreign exchange loss (gain) | 3.8 | (3.5) |
| Gain on partial extinguishment of financial liabilities | (9.1) | - |
| Amortization of debt issuance costs | 1.4 | - |
| Stock-based compensation expense | 42.6 | 23.6 |
| **Changes in assets and liabilities:** | | |
| Accounts receivable and other receivables | (9.7) | (5.6) |
| Financial asset, current | 6.5 | - |
| Accounts payable and accrued expenses | 16.7 | 10.1 |
| Tax related receivables | (2.6) | - |
| Tax related liabilities | 4.9 | 1.4 |
| Other liabilities | 2.7 | 0.4 |
| Deferred revenue | (1.7) | 2.6 |
| Prepayments and deposits | (22.2) | 2.9 |
| Operating lease liabilities | (0.1) | (0.4) |
| **Net cash from (used in) operating activities** | **245.9** | **52.2** |
| **Investing activities** | | |
| Payments for property, plant and equipment net of hardware prepayments | (573.5) | (141.9) |
| Payments for computer hardware prepayments | (799.2) | (338.1) |
| Payments for prepayments and other assets | (19.5) | (18.6) |
| Proceeds from disposal of property, plant and equipment | 11.2 | 0.0 |
| Proceeds from release of deposits | 0.5 | - |
| **Net cash from (used in) investing activities** | **(1,380.5)** | **(498.5)** |
| **Financing activities** | | |
| Payment of offering costs for committed equity facility | - | (0.2) |
| Payment of offering costs for the issuance of Ordinary shares- at-the-market offering | (1.1) | (0.7) |
| Proceeds from loan funded shares | 0.9 | 0.5 |
| Proceeds from convertible notes | 701.2 | - |
| Payment of borrowing transaction costs | (8.1) | - |
| Proceeds from the committed equity facility | - | 51.4 |
| Proceeds from the issuance of Ordinary shares – at-the-market offering | 601.8 | 731.7 |
| **Net cash from (used in) financing activities** | **1,294.7** | **782.6** |
| Net increase (decrease) in cash and cash equivalents | 160.1 | 336.4 |
| Cash and cash equivalents at the beginning of the financial year | 404.6 | 68.9 |
| Effects of exchange rate changes on cash and cash equivalents | (0.2) | (0.7) |
| **Cash and cash equivalents at the end of the financial year** | **564.5** | **404.6** |

# Non-GAAP metric reconciliation

| Adjusted EBITDA Reconciliation (USD$m) | Year ended June 30, 2025 | Year ended June 30, 2024 |
|---|---|---|
| **Net income (loss)** | **86.9** | **(28.9)** |
| Income tax provision (benefit) | 6.6 | 3.5 |
| **Income (loss) before tax** | **93.5** | **(25.5)** |
| Finance expense | 11.0 | 0.1 |
| Interest income | (7.5) | (5.8) |
| Depreciation and amortization | 181.1 | 50.5 |
| **EBITDA** | **278.2** | **19.3** |
| | | |
| **Reconciliation to consolidated statement of operations** | | |
| **Add/(deduct):** | | |
| Unrealized (gain) loss on financial instruments | (77.5) | 3.4 |
| Stock-based payment expense - $75 exercise price options | 11.8 | 11.8 |
| Stock-based payment expense | 30.8 | 11.8 |
| Impairment of assets | 7.2 | - |
| (Gain) loss on disposal of property, plant and equipment | (4.0) | (0.0) |
| (Increase) decrease in fair value of assets held for sale | 2.2 | - |
| Gain on partial extinguishment of financial liabilities | (9.1) | - |
| Foreign exchange (gain) loss | 1.3 | 4.7 |
| Other one-off income[1] | (1.7) | (0.1) |
| Other one-off expense items[2] | 30.4 | 3.5 |
| **Adjusted EBITDA** | **269.7** | **54.4** |
| **Adjusted EBITDA Margin[3]** | **54%** | **29%** |

1. Other one-off income for FY25 include insurance proceeds relating to the theft of mining hardware in transit and for FY24 include a gain on recovery of a connection deposit
2. Other one-off expense items for FY25 includes a one-time liquidation payment incurred in August 2024 resulting from the transition to spot pricing at the Group's site at Childress, the reversal of the unrealized loss recorded on fixed price contracted amounts outstanding at June 30, 2024, a litigation related settlement provision, loss on mining hardware in transit, transaction costs incurred in December 2024 and June 2025 on entering the Capped Call Transactions in conjunction with the issuance of the 2030 Convertible Notes and 2029 Convertible Notes, one-off professional fees incurred in relation to litigation matters and the securities class action. Other one-off expenses for FY24 include professional fees incurred in relation to the securities class action and one-off additional remuneration
3. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue

| Adjusted EBITDA Reconciliation (USD$m) | Year ended June 30, 2025 | Quarter ended June 30, 2025 | Quarter ended March 31, 2025 | Quarter ended December 31, 2024 | Quarter ended September 30, 2024 |
|---|---|---|---|---|---|
| **Net income (loss)** | **86.9** | **176.9** | **(16.3)** | **(21.9)** | **(51.7)** |
| Income tax provision (benefit) | 6.6 | (2.8) | 5.0 | 3.0 | 1.3 |
| **Income (loss) before tax** | **93.5** | **174.1** | **(11.3)** | **(18.9)** | **(50.4)** |
| Finance expense | 11.0 | 5.2 | 4.1 | 1.7 | 0.0 |
| Interest income | (7.5) | (1.7) | (1.9) | (1.6) | (2.3) |
| Depreciation and amortization | 181.1 | 63.8 | 47.3 | 36.1 | 33.9 |
| **EBITDA** | **278.2** | **241.4** | **38.2** | **17.3** | **(18.8)** |
| | | | | | |
| **Reconciliation to consolidated statement of operations** | | | | | |
| **Add/(deduct):** | | | | | |
| Unrealized (gain) loss on financial instruments | (77.5) | (147.7) | 37.9 | 32.3 | - |
| Stock-based payment expense - $75 exercise price options | 11.8 | 2.8 | 2.9 | 3.0 | 3.1 |
| Stock-based payment expense | 30.8 | 15.9 | 4.9 | 4.9 | 5.1 |
| Impairment of assets | 7.2 | (2.4) | 0.1 | - | 9.5 |
| (Gain) loss on disposal of property, plant and equipment | (4.0) | (2.3) | (1.5) | 0.7 | (0.8) |
| (Increase) decrease in fair value of assets held for sale | 2.2 | 2.7 | - | (0.5) | - |
| Gain on partial extinguishment of financial liabilities | (9.1) | (9.1) | - | - | - |
| Foreign exchange (gain) loss | 1.3 | (2.4) | 0.3 | 4.6 | (1.2) |
| Other one-off income[1] | (1.7) | - | - | (1.7) | - |
| Other one-off expense items[2] | 30.4 | 23.1 | 0.1 | 1.7 | 5.6 |
| **Adjusted EBITDA** | **269.7** | **121.9** | **82.9** | **62.4** | **2.5** |
| **Adjusted EBITDA Margin[3]** | **54%** | **65%** | **57%** | **54%** | **5%** |

1. Other one-off income for FY25 include insurance proceeds relating to the theft of mining hardware in transit and for FY24 include a gain on recovery of a connection deposit
2. Other one-off expense items for FY25 includes a one-time liquidation payment incurred in August 2024 resulting from the transition to spot pricing at the Group's site at Childress, the reversal of the unrealized loss recorded on fixed price contracted amounts outstanding at June 30, 2024, a litigation related settlement provision, loss on mining hardware in transit, transaction costs incurred in December 2024 and June 2025 on entering the Capped Call Transactions in conjunction with the issuance of the 2030 Convertible Notes and 2029 Convertible Notes, one-off professional fees incurred in relation to litigation matters and the securities class action. Other one-off expenses for FY24 include professional fees incurred in relation to the securities class action and one-off additional remuneration
3. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue